EXHIBIT 99.1

Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES EARNINGS FOR FIRST FISCAL QUARTER
ENDED JUNE 30, 2004

LAFAYETTE, LOUISIANA (August 4, 2004) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the first quarter ended June 30, 2004 of $13.0 million, or $0.57 per diluted share, on revenues of $150.0 million, compared to net income of $8.3 million, or $0.35 per diluted share, on revenues of $134.8 million for the first quarter ended June 30, 2003.

William Chiles, CEO and President of Offshore Logistics, Inc., said, “Our fiscal year is off to a good start. The results we reported this quarter validate the actions taken by our management team during prior quarters to restore operating margins to historical levels. Comparing this quarter to the same period last year, the most dramatic improvement comes in our North American Operations which benefited from increased flight activity, higher rates, and lower maintenance and depreciation costs. Together, these factors caused the North American operating margin to increase from 10% in last year’s quarter to 18% this year. We were also pleased with our margin improvement in the North Sea. Despite reduced flight activity and revenue (after excluding the effect of foreign currency translation), we actually achieved an improvement in operating margin by two percentage points. This improvement was due to the previously disclosed restructuring measures taken in our North Sea business unit, as well as lower maintenance expense from a one-time refund of costs, offset by other cost increases. We anticipate that progress will be made in our International business unit with expanded work in Nigeria and other initiatives, although we believe that the impact of these actions will likely not be realized before our second and third fiscal quarters.

Since last October, management has been exploring options to combine certain activities performed by our Technical Services business unit with complimentary activities conducted by one of our 50% owned joint ventures. During June 2004, we concluded that only a limited portion of this business could be transferred and thus we have decided to exit most lines of third party services conducted at our Redhill, England facility. This decision will result in a reduction in force of approximately 110 employees over the next two quarters. During the June 2004 quarter we accrued $3.2 million for severance and other downsizing costs which is responsible for the significant reduction in operating results from our Technical Services business unit as compared to the similar quarter in the prior year.”

Chiles continued, “We believe that opportunities exist for growth in our North American and International markets as oil companies continue to explore to meet global demand and replace reserves. Additionally, the measures we have taken and are planning in the North Sea, with regard to our oil and gas and technical services businesses, will, we believe, position us to remain competitive and profitable in that region, and as a company overall.”

At June 30, 2004, the Company’s consolidated balance sheet reflected $459.3 million in shareholders’ investment, $103.6 million in cash and $255.3 million of indebtedness.

OLOG will conduct a telephonic conference to discuss its quarter end results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Thursday, August 5, 2004. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small Conference ID No. 8972519. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 8972519. The replay will be available until Friday, August 13, 2004.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended June 30, 2004 and 2003, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended June 30,
	2004	2003
Revenue	$149,980	$134,750

Net Income	$12,970	$8,268

BASIC:
Earnings per common share	$0.57	$0.37

Weighted average number of
common shares outstanding	22,654	22,511

DILUTED:
Earnings per common share	$0.57	$0.35

Weighted average number of
common shares outstanding
and assumed conversions	22,905	26,620

Selected operating data:

	Three Months Ended June 30,
	2004	2003
	(in thousands, except flight hours)
Flight hours (excludes unconsolidated affiliates):
Helicopter Activities:
North American Operations	31,818	30,878
North Sea Operations	10,243	11,401
International Operations	22,949	20,907
Technical Services	514	213

Total	65,524	63,399

Operating revenue:
Helicopter Activities:
North American Operations	$41,831	$37,825
North Sea Operations	45,322	44,983
International Operations	48,856	41,734
Technical Services	9,628	6,813
Less: Intercompany	(11,315)	(7,635)

Total	134,322	123,720
Production Management Services	13,692	11,673
Corporate	3,782	2,883
Less: Intercompany	(4,414)	(4,383)

Consolidated total	$147,382	$133,893

Operating income:
Helicopter Activities:
North American Operations	$7,620	$3,805
North Sea Operations	6,360	5,379
International Operations	7,201	6,399
Technical Services	(2,773)	144

Total	18,408	15,727
Production Management Services	765	623
Corporate	(1,230)	(734)
Gain on disposal of assets	2,598	857

Consolidated total	$20,541	$16,473

Operating margin:
Helicopter Activities:
North American Operations	18.2%	10.1%
North Sea Operations	14.0%	12.0%
International Operations	14.7%	15.3%
Technical Services	(28.8)%	2.1%
Total	13.7%	12.7%
Production Management Services	5.6%	5.3%
Consolidated total	13.9%	12.3%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the benefit from rate increases and cost savings in the North American Operations is not long lived, that the increase in North American flight hours does not continue, that the Company is unable to continue to achieve cost savings, operational and managerial efficiencies in its North Sea Operations, that opportunities for growth in our International Operations do not occur or that the Company is not able to take advantage of any such growth and that the Company is unable to reverse the decreasing trend in operating margins in certain international areas. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2004. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended June 30,
	2004	2003
	(in thousands, except per share amounts)
Gross revenue:
Operating revenue	$147,382	$133,893
Gain on disposal of assets	2,598	857

	149,980	134,750

Operating expenses:
Direct cost	107,668	99,826
Depreciation and amortization	10,450	10,104
General and administrative	11,321	8,347

	129,439	118,277

Operating income	20,541	16,473
Earnings from unconsolidated affiliates, net	1,520	1,903
Interest income	436	404
Interest expense	3,929	3,965
Other income (expense), net	88	(2,274)

Income before provision for income taxes and minority interest	18,656	12,541
Provision for income taxes	5,597	3,763
Minority interest	(89)	(510)

Net income	$12,970	$8,268

Net income per common share:
Basic	$0.57	$0.37

Diluted	$0.57	$0.35

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2004	March 31, 2004

	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$103,617	$85,679
Accounts receivable	122,396	121,146
Inventories	134,710	133,073
Prepaid expenses and other	13,561	10,874

Total current assets	374,284	350,772
Investments in unconsolidated affiliates	27,552	38,929
Property and equipment - at cost:
Land and buildings	26,871	26,594
Aircraft and equipment	792,067	797,783

	818,938	824,377
Less: Accumulated depreciation and amortization	(241,956)	(238,721)

	576,982	585,656
Goodwill	26,828	26,829
Other assets	41,741	42,717

	$1,047,387	$1,044,903

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Accounts payable	$33,657	$27,439
Accrued liabilities	56,820	65,257
Deferred taxes	1,896	1,802
Current maturities of long-term debt	4,435	4,417

Total current liabilities	96,808	98,915
Long-term debt, less current maturities	250,850	251,117
Other liabilities and deferred credits	145,713	147,326
Deferred taxes	92,876	92,042
Minority interest	1,876	9,385
Stockholders' Investment:
Common stock, $.01 par value, authorized 35,000,000
shares; outstanding 22,818,054 and 22,631,221 at June 30 and
March 31, respectively (exclusive of 1,281,050 treasury shares)	228	226
Additional paid-in capital	145,277	141,384
Retained earnings	365,572	352,602
Accumulated other comprehensive income (loss)	(51,813)	(48,094)

	459,264	446,118

	$1,047,387	$1,044,903